11 Hurley Street Cambridge, MA 02141 P 617-401-9000 F 617-494-0985 Confidential Thursday, Jul 07 2022 Amy Parison Re: Offer of Employment Dear Amy, On behalf of Editas Medicine, Inc. (the “Company”), I am pleased to offer you employment with the Company. The purpose of this letter (the “Offer Letter”) is to set forth the terms of your employment with the Company, should you accept our offer. I am pleased to offer you the position of Vice President, Corporate Controller at the Company, reporting to the Chief Financial Officer. Your base salary will be at the rate of $10,769.23 per biweekly pay period (equivalent to an annualized base salary of $280,000), subject to tax and other withholdings as required by law. Such base salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of the Company. You will be employed on a full-time basis. Your effective date of hire as an employee (the “Start Date”) will be Monday, Aug 01 2022. You shall work out of the Company’s office at One Main Street, Cambridge, MA and shall travel as required by your job duties. Following the end of each fiscal year and subject to the approval of the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, you will be eligible for a retention and performance bonus, targeted at 30% of your annualized base salary, based on your and the Company’s performance during the applicable fiscal year as determined by the Board (or such committee) and in accordance with certain corporate goals determined by the Board (or such committee), in each case, in its sole discretion. Such bonus shall be pro-rated for any partial year and shall not be payable if your Start Date is within the last quarter of the fiscal year. You must be an active employee of the Company on the date any bonus is distributed in order to be eligible for and to earn a bonus award, as it also serves as an incentive to remain employed by the Company, provided, that the Company will award and pay any bonus for the prior calendar year no later than March 15th of the next succeeding fiscal year. You will receive a one-time sign on bonus of $30,000, less applicable taxes and withholdings (the “Signing Bonus”), which will be paid to you in the first regular payroll following your Start Date. Should, within one (1) year after your Start Date, you voluntarily terminate employment

Confidential with the Company for any reason or if the Company terminates your employment because it has determined in its sole discretion that you have (a) engaged in fraud, misappropriation, or embezzlement, (b) materially breached any Company policy or any agreement by and between you and the Company; (c) committed one or more acts constituting either a felony or any crime involving dishonesty or moral turpitude; or (d) failed to perform your duties and/or responsibilities to the Company’s satisfaction, you agree to repay the Company within thirty (30) days of your separation from employment with the Company, the entire Signing Bonus paid by the Company. You further acknowledge and agree that the Company may deduct from any amounts due to you from the Company (including without limitation any salary, bonuses, severance or separation pay, and expense reimbursements) up to the full amount of the Signing Bonus owed to the Company, subject to applicable law. If such deduction does not fully satisfy the amount of reimbursement due, or if the Company elects not to take such deduction, you agree to repay the remaining unpaid balance to the Company within thirty (30) days of your separation from employment with the Company. By signing and returning this Offer Letter, you agree to repayment of the Signing Bonus as provided for in this paragraph, and you further agree to execute any documents that may be requested by the Company to memorialize any deductions that you have authorized herein. Subject to approval of the Board, a duly authorized committee thereof or the Company’s Chief Executive Officer, you may be granted (i) a stock option to purchase 26,850 shares of the Company’s common stock (the “Option”) at an exercise or purchase price equal to the fair market value of the Company's common stock on the date of grant and (ii) restricted stock units (“RSU,” together with the Option, the “Equity Awards”) in the amount of 5,967 units. The Option will vest over four (4) years at the rate of 25% on the first anniversary of the Start Date, and an additional 2.0833% of the original number of shares at the end of each successive month following the first anniversary of the Start Date until the fourth anniversary of such date. The RSU will vest over four (4) years at the rate of 25% of the original number of RSUs on the first anniversary of the Start Date, and an additional 25% of the original number of RSUs will vest at the end of each successive anniversary date of your Start Date until the fourth anniversary of such date. Notwithstanding the foregoing, the Equity Awards are subject to the standard terms and conditions of the Company’s 2015 Stock Incentive Plan (as may be amended and/or restated from time to time). The Equity Awards may be brought to the Board of Directors, a duly authorized committee thereof or the Company’s Chief Executive Officer for approval in the first full month following your Start Date. You may participate in any benefit programs that the Company establishes and makes available to its employees from time to time, provided you are eligible under (and subject to all provisions of) the plan documents governing those programs. Additionally, you will be eligible for paid vacation and holidays in accordance with Company policy. Please see the enclosed “2022 Benefits Overview” for detailed information on our benefits and related policies, which currently include 13 paid holidays and a flexible time-off program. The benefit programs made available by the Company, and the rules, terms and conditions for participation in such benefit plans, may be changed by the Company at any time without advance notice.

Confidential You will be required to execute a Non-Solicitation, Non-Competition, Confidentiality and Assignment Agreement in the form attached hereto as Exhibit A (the “Agreement”) and, prior to your Start Date, a Durable Automatic Sale Instruction Letter in the form attached hereto as Exhibit B. You acknowledge that your eligibility for the Signing Bonus and the Equity Awards referenced herein are contingent upon your agreement to the non-competition provisions set forth in the Agreement. You further acknowledge that such consideration was mutually agreed upon by you and the Company, is fair and reasonable, and is in exchange for your compliance with such non-competition obligations. In making this offer, the Company understands, based on representations made by you, that you are not under any obligation to any former employer or any person or entity which would prevent, limit, or impair in any way your acceptance of this offer or employment or the performance by you of your duties as an employee of the Company. In accepting this offer you represent and warrant the foregoing to be true and correct (i) that in connection with providing services to the Company you will not use any confidential and/or proprietary information of any third party, including, without limitation, any former employer, or bring any biological or other materials to the Company and (ii) the Agreement was provided to you by the earlier of (A) the date we sent you this Offer Letter or (B) ten (10) business days before your Start Date. You agree to provide to the Company, within three days of your hire date, documentation of your eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986. You may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with the Company will be conditioned upon your obtaining a work visa in a timely manner as determined by the Company. It is understood that you are an “at-will” employee. You are not being offered employment for a definite period of time or pursuant to an employment contract, and either you or the Company may terminate the employment relationship at any time and for any reason, with or without cause, or prior notice and without additional compensation to you. This Offer Letter and the Agreement referenced above constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (formal or informal, whether written, oral or implied) between you and the Company. This Offer Letter may not be amended or modified except by an express written agreement signed by both you and a duly authorized officer of the Company, although your job duties, title, reporting relationship, compensation and benefits may change from time to time in the Company's sole discretion and provided that the "at-will" nature of your employment may only be changed by a written agreement signed by you and the Company’s Chief Executive Officer, which expressly states the intention to modify the at-will nature of your employment. Nothing in this Offer Letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.

Confidential As an employee of the Company, you will be required to familiarize yourself and comply with all Company policies and procedures. Violations of the Company's policies may lead to immediate termination of your employment. Further, the Company's premises, including all workspaces, furniture, documents and other tangible materials, together with all information technology resources of the Company (including computers, portable devices, data and other electronic files (whether in hard copy or electronic form), and all internet and email communications) are subject to oversight and inspection by the Company at any time. Company employees shall have no expectation of privacy with regard to any Company premises, materials, resources or information. The Company’s offer of at-will employment is contingent upon your authorization and successful completion of background and reference checks as may be requested by the Company. If requested by the Company, you will be required to execute authorizations for the Company to obtain consumer reports and/or investigative consumer reports and use them in conducting background checks as a condition to your employment. The Company may obtain background reports both pre-employment and from time to time during your employment with the Company, as necessary. Please indicate your acceptance of this offer by signing the enclosed copy of this Offer Letter and the Agreement via the electronic signature tool, no later than Thursday, Jul 14 2022. Please know that we are truly excited at the prospect of you becoming part of the Editas team and at your leadership helping to build what we hope will be an exceptional organization, one that is both a scientific pioneer and that delivers transformative medicines to many patients. We believe that you will be a fundamental part of turning that aspiration into reality Very truly yours, Editas Medicine, Inc. //s/signer1] Sofia Morrow Vice President, Human Resources The foregoing correctly sets forth the terms of my employment by the Company. I am not relying on any other representation, except as set forth in this Offer Letter. [sig|req|signer0] Amy Parison /s/ Sofia Morrow__________ /s/ Amy Parison____________

11 Hurley Street Cambridge, MA 02141 P 617-401-9000 F 617-494-0985 Confidential Exhibit A Non-Solicitation, Non-Competition, Confidentiality and Assignment Agreement

Confidential Exhibit B Durable Automatic Sale Instruction Letter